SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 21, 2004



                          FLORIDA COMMUNITY BANKS, INC.
               ---------------------------------------------------
             (Exact name of registrant as specified in its charter)




         Florida                       000-1170902               35-2164765
 --------------------------      ----------------------      ------------------
(State or other jurisdiction     Commission File Number     (I.R.S.    Employer
     Of incorporation)                                       Identification No.)


                1400 North 15th Street, Immokalee, Florida 34142
                ------------------------------------------------
                    (address of principal executive offices)

                  Registrant's telephone number: (239) 657-3171




                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7. Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.


The following exhibit is being furnished with this Report:

99.1 Press Release (solely furnished and not filed for purposes of Item 12).


ITEM 12. Results of Operation and Financial Condition

On January 21, 2004, Florida Community Banks, Inc. issued a press release announcing its financial results for the fiscal year ended December 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 21, 2004

Florida Community Banks, Inc.
-----------------------------
       (Registrant)


By:  /s/ Stephen L. Price
   ----------------------------------
   Stephen L. Price
   Chairman & Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -------------
  99.1             Press Release

                                                                    EXHIBIT 99.1
                                                                    ------------

                                  Press Release
                                January 21, 2004

                          Florida Community Banks, Inc.
                                  2003 Earnings

     Florida Community Banks, Inc. reported that unaudited net income increased 31% for 2003 compared to 2002. Net income was $8.4 million ($2.22 per diluted share) for the year ending December 31, 2003 compared to $6.4 million ($1.70 per diluted share) during 2002.

     CEO Stephen L. Price stated, "The significant increase in net income was a direct result of improved net interest income caused by older higher-rate certificates of deposit maturing and being re-priced at current lower rates. In addition, the bank has done a good job controlling the growth in non-interest expenses." Price further stated "Florida Community Bank is different from most banks. Headquartered in Southwest Florida for the past 80 years, we expect to continue building long term relationships with our customers. Most banks that call themselves community banks today are recently formed and have as their goal to simply grow an asset base so they can sell their customers to a larger bank, take their profits, and walk away. They do not operate profitably, because they expect to make their profits when they sell their customers to a larger out of state bank. Florida Community Bank is consistently one of the highest performing banks in Florida because it has a strategy to satisfy shareholders with annual earnings so the bank will continue to be owned in the local community."

     Florida Community Banks, Inc. is a $526 million commercial bank holding company, which specializes in commercial lending. In June 2003 the Company opened its ninth full service banking facility, located on Golden Gate Parkway in Naples. Florida Community Banks, Inc. has been serving SW Florida for 80 years, with offices in Hendry, Collier, Lee, and Charlotte counties. The Company's 3,747,641 shares of outstanding stock are owned by more than 900 shareholders predominantly residing in the four counties served by the company. Florida Community Banks, Inc. corporate headquarters is located in Immokalee, Florida.